Exhibit 99.1

AsiaInfo and Linkage to Merge

Transaction creates leading player in China’s telecommunications software market

BEIJING and SANTA CLARA, Calif., Dec. 6 /PRNewswire-FirstCall/ — AsiaInfo Holdings, Inc. (Nasdaq: ASIA; “AsiaInfo” or “the Company”) and Linkage Technologies International Holdings Limited (“Linkage”), leading providers of software solutions and IT services for the telecommunications industry in China, today jointly announced that they have signed a definitive agreement to merge, forming AsiaInfo-Linkage, Inc. (“AsiaInfo-Linkage”). The transaction will leverage both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, full-service offering to telecom operators.

Under the terms of the agreement, Linkage shareholders will receive US$60 million in cash and approximately 26.8 million AsiaInfo shares upon closing of the transaction. Based on the closing price of AsiaInfo’s stock on December 4, 2009, the combined company would have a market value of over US$1.8 billion. Post-transaction, Linkage’s legacy shareholders will own approximately 35.8% of AsiaInfo-Linkage with AsiaInfo’s legacy shareholders owning approximately 64.2%. The transaction is expected to be accretive to non-GAAP earnings per share in 2010.

Upon completion of the transaction, AsiaInfo-Linkage will have over 8,000 employees, of which approximately 7,000 are engineers dedicated to project delivery and research and development. The combined company will also have 34 patents and an additional 27 patents pending approval in China and the United States.

“We are creating the pre-eminent software solutions provider in China’s telecommunications industry,” said Mr. Steve Zhang, AsiaInfo’s president and chief executive officer. “The combined company’s expanded service offering, extensive base of highly skilled engineers, world class R&D capabilities and complementary customer bases will enable us to better service and anticipate our customers’ needs. Going forward, we will leverage our products and services which range from system implementation and maintenance services to high-value consulting in order to capitalize on China’s fast-growing telecom software industry. In addition to growing our business domestically, the merged company will explore new revenue drivers by looking abroad.”

“This is a very exciting development and milestone for our company and an important move that will benefit China’s telecom software industry,” commented Mr. Libin Sun, Linkage’s chairman and chief executive officer. “For more than 10 years, AsiaInfo and Linkage have developed innovative products, built strong relationships with all three telecom operators in China and have delivered strong financial results. In fact, from 2006 to 2008, Linkage’s total revenues and net income grew at compounded annual growth rates of approximately 37.4% and 36.5%, respectively. With common business strategies and a plan to fully integrate our management teams and internal systems, I am confident that we will be able to quickly identify business opportunities and realize value for our shareholders.”

Upon closing, Mr. Steve Zhang, AsiaInfo’s president and chief executive officer, will become president and chief executive officer of AsiaInfo-Linkage. AsiaInfo-Linkage’s board of directors will comprise of nine members, consisting of six members from AsiaInfo’s board and three members appointed by Linkage’s board. Mr. Libin Sun, Linkage’s chairman and chief executive officer, will serve as AsiaInfo-Linkage’s executive co-chairman and Mr. James Ding, AsiaInfo’s chairman, will serve as AsiaInfo-Linkage’s co-chairman.

The merger has been approved by both companies’ boards of directors and is subject to customary closing conditions including the receipt of any regulatory approvals and the approval of AsiaInfo’s shareholders. The transaction is expected to close by the end of the first quarter or early in the second quarter of 2010.

BofA Merrill Lynch and The Hina Group acted as financial advisors and DLA Piper and Han Kun Law Office acted as legal advisors to AsiaInfo in connection with the transaction. Barclays Capital served as financial advisor and Latham & Watkins and Global Law Office served as legal advisers to Linkage.

Conference Call Details

AsiaInfo management will hold a conference call at 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time on December 7, 2009 (9:00 p.m. Beijing/Hong Kong Time on December 7, 2009). Management will discuss the merger in more detail and answer questions from analysts and investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-888-830-9551

China Toll Free Number (China Netcom): 10800-852-1039

China Toll Free Number (China Telecom): 10800-152-1039

Hong Kong and International: +852-3002-1675

The passcode for the conference call is 67339161.

A replay of the call will be available until 8:00 a.m. Eastern Time on December 22, 2009 by dialing one of the following numbers:

U.S. Toll Free: +1-617-213-4164

Hong Kong and International: +852-3011-4542

The passcode for the replay of the conference call is 67339161.

Additionally, a PowerPoint will be posted under the investor relations section of the company’s website which can be downloaded and used to follow along on the call.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile and China Unicom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

Linkage Technologies International Holdings Limited

Linkage Technologies International, based in Nanjing, China, was founded in 1997 and is a leading provider of software solutions and IT services for the telecom industry in China. The company develops and implements Business Support Systems (“BSS”), Operation Support Systems (“OSS”) and Business Intelligence Systems (“BI”) for all three operators in China.

For more information about Linkage, please visit http://www.lianchuang.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release is as of December 6, 2009. We assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments. This press release contains forward-looking information about future performance, revenue and cost synergies, cross-selling opportunities and other anticipated outcomes of the business combination of AsiaInfo Holdings and Linkage Technologies. Among the factors that could cause actual results to differ materially are the following: the anticipated timing of filings and approvals relating to the proposed business combination; the satisfaction of other closing conditions; the expected timing of the completion of the acquisition; the ability to successfully integrate the products, services and employees of AsiaInfo and Linkage; the ability to successfully develop and market new products and services, and the uncertainty of whether our products and services will achieve market acceptance or result in revenue growth; and the continued performance or market growth of the combined company’s products and services. A further list and description of these risks, uncertainties, and other matters can be found in AsiaInfo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

ASIAINFO HOLDINGS INTENDS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) RELATING TO ASIAINFO’S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ASIAINFO FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS. ALL ASIAINFO SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FILED WITH THE SEC BY ASIAINFO AT WWW.ASIAINFO.COM, AND THROUGH THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

For investor and media inquiries, please contact:

In China:

Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com

Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com